UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2025

Melar Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42134	87-1634103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 West 72nd Street, 4th Floor, New York, NY	10023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 781-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MACIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	MACI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MACIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

This section describes certain material provisions of the Merger Agreement (as defined below), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Shareholders of Melar Acquisition Corp. I and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below have the meanings given to them in the Merger Agreement.

General Terms and Effects; Merger Consideration

On July 30, 2025, Melar Acquisition Corp. I, a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), “Melar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MAC I Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Melar (“Merger Sub”), Everli Global Inc., a Nevada corporation (together with its successors, the “Everli”), Melar Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), in the capacity thereunder as the representative for the shareholders of the Melar (other than the Escrowed Seller (as defined below) and his successors and assigns) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”) (in such capacity, the (the “SPAC Representative”), and Salvatore Palella (the “Escrowed Seller”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, SPAC will continue out of the Cayman Islands and into the State of Nevada and domesticate as a Nevada corporation (the “Domestication”), and (ii) at the Closing, Merger Sub will merge with and into Everli (the “Merger”), with Everli continuing as the surviving entity and wholly-owned subsidiary of Melar, and with each Everli shareholder receiving shares of Melar common stock at the Closing, as further described below.

The Merger Agreement provides that the total consideration received by the Everli security holders from Melar at the Closing will be a number of shares of Melar common stock with an aggregate value equal to the sum of (i) One Hundred and Eighty Million Dollars ($180,000,000) plus (ii) the gross proceeds of the Bridge Financing (as defined below), if any, that has converted into Everli common stock, plus (iii) the Everli Equity Investment (as defined below), if any, (the “Merger Consideration”, and such shares the “Merger Consideration Shares”), with each share of Melar common stock valued at $10.00.

The Merger Consideration Shares will be divided into Melar Class A common stock, with one vote per share, and a new class of Melar Class B common stock, with 30 votes per share, which Class B common stock supervoting rights will sunset 12 years after the Closing. The Everli shareholders will receive the Melar Class A common stock and Melar Class B common stock in proportion to the number of shares of Everli Class A common stock and Everli Class B common stock that such shareholder owned immediately prior to the Closing. All Everli options, warrants, convertible debt and other convertible securities outstanding (other than any Bridge Financing securities which will convert into Melar Class A common stock at Closing) and not converted prior to the Closing will be terminated as of the Closing.

At or prior to the Closing, Melar, the SPAC Representative, the Escrowed Seller and Continental Stock Transfer & Trust Company, as escrow agent (or another mutually acceptable escrow agent) (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Closing, in a form to be mutually agreed, pursuant to which Melar shall issue to the Escrow Agent from the Merger Consideration Shares otherwise issuable to the Escrowed Seller, 1,500,000 shares of Melar common stock (which will solely consist of Melar Class A common stock, except to the extent that there are not a sufficient number of shares of Melar Class A common stock that would otherwise be issuable to the Escrowed Seller, in which case, Melar Class B common stock will be used to make up such shortfall) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) for a period commencing on the Closing and ending on the date that is twenty-four (24) months thereafter (the “Escrow Release Date”). The Escrow Property shall be subject to forfeiture upon the occurrence of certain specified events occurring prior to the Escrow Release Date, and it may be released from the Escrow Account to the Escrowed Seller prior to the Escrow Release Date upon certain conditions as set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by each of Melar and Everli. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect, as well as information provided in the disclosure schedules to the Merger Agreement. As used in the Merger Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, customer relationships, operations, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents relating to the Merger Agreement to which it is or is required to be a party or bound or to perform its obligations thereunder, subject to subject to customary exceptions with respect to clause (i) above.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate and expire as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement terminate and expire as of, and do not survive, the Closing, except (i) those covenants and agreements that by their terms expressly contemplate performance in whole or in part after the Closing, which covenants and agreements will survive the Closing until fully performed in accordance with their terms, and then only with respect to any breaches occurring after the Closing, and (ii) the trust waiver and miscellaneous provisions of the Merger Agreement, including the specific indemnification provided by Everli for certain identified matters, which are secured by the Escrow Shares.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including those relating to: (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Everli to Melar; (iv) Melar’s public filings; (v) no insider trading; (vi) notifications of certain breaches, consent requirements or other matters; (vii) efforts to consummate the Closing; (viii) tax matters; (ix) further assurances; (x) public announcements; and (xii) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information.

The Merger Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) indemnification of directors and officers and the purchase of directors’ and officers’ tail liability insurance; and (c) use of trust account proceeds.

In addition, Everli agreed to use its commercially reasonable efforts to as promptly as practicable after the Registration Statement has become effective to obtain its required shareholder approvals in the manner required under its organizational documents and applicable law for, among other things, the adoption and approval of the Merger Agreement, ancillary documents relating thereto and the Business Combination, including enforcing the Voting Agreement (as defined and described below) in connection therewith.

The parties made customary covenants regarding the registration statement on Form S-4 to be filed by Melar and Everli (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the common stock of SPAC deemed reissued in the Domestication and the shares of Melar common stock to be issued as Merger Consideration under the Merger Agreement. The Registration Statement also will contain Melar’s proxy statement to solicit proxies from Melar’s shareholders to approve, among other things, (i) the Merger Agreement and the Business Combination, including the Merger and the Domestication; (ii) the issuance of any shares in connection with the Transaction Financing (as defined below) and Domestication, including the adoption and approval of the issuance of more than 20% of the outstanding Melar common stock; (iii) the effecting of the Domestication, including adoption of the new organizational documents of Melar after the Domestication; (iv) the adoption and approval of the new amended and restated organizational documents of Melar to be adopted upon the Closing; (v) the adoption and approval of a new equity incentive plan providing for awards for a number of shares equal to 15% of the aggregate number of shares of Melar common stock issued and outstanding immediately after the Closing (after giving effect to the Closing redemption by Melar’s public shareholders); and (vi) the appointment of the post-Closing board of directors.

The parties agreed that the post-Closing board of directors will consist of five directors, at least a majority of which will qualify as “independent directors” under the listing rules of Nasdaq. Four directors will be designated by Everli prior to the Closing and one director will be designated by Melar prior to the Closing.

Melar agreed to use its reasonable best efforts during the Interim Period to enter into financing agreements with potential investors (whether structured as a private placement of common equity, convertible preferred equity, convertible debt or other securities convertible into or that have the right to acquire common equity, as trust account non-redemption or backstop arrangements or otherwise), in each case on terms mutually agreeable to Everli and Melar, in an aggregate amount of up to $30,000,000 (the “PIPE Investment”). Melar also agreed to use its reasonable best efforts to introduce Everli to investors to enter into financing agreements for senior secured convertible debt investments into Everli, on terms mutually agreeable to Everli and Melar, for an aggregate amount equal to at least $10,000,000 (the “Bridge Financing”).

Everli agreed to use its reasonable best efforts during the Interim Period to enter into financing agreements with potential investors, for equity investments in Everli on terms mutually agreeable to Everli and Melar, in an aggregate amount to be determined by Melar and Everli (a “Everli Equity Investment”; and together with the Bridge Financing, and the PIPE Investment, the “Transaction Financing”).

Everli agreed to use its reasonable best efforts to deliver to Melar as promptly as reasonably practicable following the date of Merger Agreement, but in any event no later than November 30, 2025 (the “GAAP Audit Delivery Date”), its GAAP audited financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 (the “GAAP Audited Everli Financials”).

Melar also agreed to use its commercially reasonable efforts to obtain, as promptly as practicable after the date of the Merger Agreement, a written opinion from a reputable investment bank or valuation expert, reasonably acceptable to Everli, that the consideration provided by Melar to the Everli shareholders under the Merger Agreement is fair to Melar and its shareholders (the “Fairness Opinion”).

Conditions to Closing

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Melar; (ii) approval of the shareholders of Everli; (iii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iv) procurement of requisite consents; (v) no law or order preventing the Business Combination; (vi) the Registration Statement having been declared effective by the SEC; (vii) approval of the Melar common stock for listing on Nasdaq; and (viii) consummation of Domestication.

It shall also be a mutual closing condition that Melar shall have cash and cash equivalents equal to at least $10,000,000 consisting of (x) funds remaining in Melar’s trust account (after giving effect to the completion and payment of the redemption of its public shareholders (the “Closing Redemption”), plus (b) the gross proceeds from any PIPE Investment from existing Melar investors or investors participating in a Transaction Financing first introduced by Melar, less (y) (A) any expenses of Melar that remain outstanding at the Closing, (B) any excise tax due or that will become due as a result of the Closing Redemption and (C) any outstanding expenses relating to the extension of time for Melar to complete a business combination.

In addition, unless waived by Everli, the obligations of Everli to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Melar of customary certificates and other Closing deliverables: (i) the representations and warranties of Melar being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Melar having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the date of the Closing; and (iii) the absence of any Material Adverse Effect with respect to Melar since the date of the Merger Agreement which is continuing and uncured.

Unless waived by Melar, the obligations of Melar and Merger Sub to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Everli of customary certificates and other Closing deliverables and ancillary documents: (i) the representations and warranties of Everli being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Everli having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; and (iii) the absence of any Material Adverse Effect with respect to Everli and its subsidiaries since the date of the Merger Agreement which is continuing and uncured.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Melar and Everli; (ii) by either Melar or Everli, if any of the conditions to Closing have not been satisfied or waived by March 31, 2026 (with such date being automatically extended in the event Melar obtains an extension of the deadline by which it must complete its business combination pursuant to its organizational documents); (iii) by either Melar or Everli, if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business Combination, and such order or other action has become final and non-appealable; (iv) by either Melar or Everli in the event of the other party’s uncured breach, if such breach would result in the failure of the related Closing condition (and so long as the terminating party is not in breach under the Merger Agreement so as to prevent the conditions to Closing to be satisfied); (v) by Melar if there has been a Material Adverse Effect on Everli and its subsidiaries following the date of the Merger Agreement, which is uncured and continuing; (vi) by either Melar or Everli, if Melar holds the extraordinary general meeting of its shareholders to approve the Merger Agreement and the Business Combination, and the required shareholder approval is not obtained; (vii) by either Melar or Everli, if Everli holds its special meeting, and the required Everli shareholder approval is not obtained; (viii) by Melar, if Everli has not delivered the GAAP Audited Everli Financials to Melar on or before November 30, 2025 or if the GAAP Audited Everli Financials show less than $15,000,000 in net revenue for Everli’s fiscal year ended December 31, 2024; (ix) by Melar, if Melar has not obtained the obtained the required Fairness Opinion within 30 days after the date of the Merger Agreement; and (x) by Everli, if Everli has not procured at least $10,000,000 in Bridge Financing on or prior to September 30, 2025.

If the Merger Agreement is terminated, subject to the payment of a termination fee, if applicable, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of any covenant, obligation or agreement in the Merger Agreement prior to termination.

In the event of a termination of the Merger Agreement as a result of a material breach by either party, the breaching party will be required to pay a termination fee of $1,500,000 to the non-breaching party. Melar may elect to satisfy its obligation to pay such termination fee, in whole or in part, through the transfer of shares of Melar Class A common stock (valued at $10.00 per share) and Melar private placement warrants (valued at $1.00 per warrant) held by the Sponsor.

Trust Account Waiver

Everli and the Escrowed Seller each agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Melar’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

SPAC Representative

The Sponsor is serving as the SPAC Representative under the Merger Agreement, and in such capacity will represent the interests of Melar’s shareholders (other than the Escrowed Seller) and their respective successors and assignees after the Closing with respect to the Merger Agreement and certain Ancillary Documents following the Closing.

Governing Law

The Merger Agreement is governed by the laws of the State of New York and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of New York (and any appellate courts thereof).

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed with this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about Melar, Everli, Merger Sub or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Melar’s public disclosures.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Merger Agreement (the “Ancillary Documents”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Documents, copies of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Ancillary Documents in their entirety.

Voting Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Melar and Everli have entered into Voting Agreement (collectively, the “Voting Agreement”) with Palella Holdings LLC, the majority shareholder of Everli (the “Voting Shareholder” or “Palella Holdings”). Under the Voting Agreement, the Voting Shareholder agreed to vote all of its shares of Everli in favor of the Merger Agreement and the Business Combination and to otherwise take (or not take, as applicable) certain other actions in support of the Merger Agreement and the Business Combination and the other matters to be submitted to the Everli shareholders for approval in connection with the Business Combination, in the manner and subject to the conditions set forth in the Voting Agreement, and provide a proxy to Melar to vote such Everli shares accordingly (subject to the condition that the Registration Statement have been declared effective by the SEC, provided that the covenants not to take certain actions to delay, impair or impede the Business Combination as set forth in the Voting Agreement shall take effect from the date such agreements are executed). The Voting Agreement prevent transfers of the Everli shares held by the Everli shareholders thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

A copy of the Voting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Voting Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreements

At or prior to the Closing, Palella Holdings will enter into a Lock-Up Agreement with Melar (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, Palella Holdings agreed not to, during the period commencing from the Closing and ending six months after the Closing (subject to early release if the closing price of shares of Melar common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, stock splits, stock dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading period commencing at least 90 days after the Closing or Melar consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party after the Closing): (i) sell, offer to sell, contact or agree to sell, hypothecate, pledge, lend, encumber, donate, assign, grant any option, right or warrant to purchase, purchase any option or contract to sell, or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules of regulation of the Commission promulgated thereunder, with respect to any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Melar restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Melar restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).

A copy of the Lock-Up Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreement is qualified in its entirety by reference thereto.

Non-Competition Agreement

Simultaneously with the execution and delivery of the Merger Agreement, Palella Holdings entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) in favor Everli and Melar and their respective present and future successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Under the Non-Competition Agreement, pursuant to which Palella Holdings agrees not to compete with Melar, Everli and their respective affiliates during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.

A copy of the Non-Competition Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Non-Competition Agreement is qualified in its entirety by reference thereto.

Form of Registration Rights Agreement

In connection with the Closing, Melar and certain of the Everli shareholders who are expected to be Affiliates of Melar immediately after the Closing will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which such Everli shareholders will be granted certain registration rights with respect to their shares of Melar common stock received as Merger Consideration as such terms are defined thereunder, on the terms and subject to the conditions set forth in the Registration Rights Agreement.

A copy of the Form of Registration Rights Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Form of Registration Rights Agreement is qualified in its entirety by reference thereto.

Insider Letter Agreement Amendment

Simultaneously or prior to the Closing, Melar and the Sponsor shall enter into an amendment to the letter agreement, dated June 17, 2024, with the Sponsor and directors and officers of Melar at the time of its initial public offering, in a form to be mutually agreed (the “Insider Letter Agreement Amendment”), pursuant to which, among other matters, effective as of the Closing, the post-Closing lock-up period applicable to the Melar Class A common stock issued in exchange for the founder shares held by the Sponsor and such insiders, pursuant to the Merger Agreement will be reduced from one (1) year to six (6) months (subject to early release upon certain customary specified events), and pursuant to which Everli will be given third-party beneficiary rights thereunder.

Additional Information and Where to Find It

In connection with the Business Combination, Melar and Everli intend to file a Registration Statement with the SEC, which will include a proxy statement to Melar shareholders and a prospectus for the registration of Melar’s securities to be issued in connection with the Business Combination. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of Melar as of a record date to be established for voting on the Business Combination and will contain important information about the Business Combination and related matters. Shareholders of Melar and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Melar, Everli and the Business Combination. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Business Combination, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Melar Acquisition Corp. I, 143 West 72nd Street, 4th Floor, New York, NY 10023, United States, Attn: Gautam Ivatury, Chairman & Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this Current Report on Form 8-K in each case is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MELAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION.

Participants in the Solicitation

Melar, Everli and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Melar’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Melar’s directors and officers in Melar’s SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Melar’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination when available. Information concerning the interests of Melar’s and Everli’s participants in the solicitation, which may, in some cases, be different than those of their respective equity holders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws with respect to the parties and the Business Combinations. Melar’s and/or Everli’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this Current Report on Form 8-K. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and definitive agreements with respect thereto; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Everli and Melar or other conditions to Closing; (4) the inability to obtain or maintain the listing of the public company’s shares on Nasdaq or another national securities exchange following the Business Combination; (5) the ability of Melar to remain current with its SEC filings; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Melar and Everli after the Closing to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the inability of Everli to implement business plans, forecasts, and other expectations after the completion of the Business Combination; (11) the risk that additional financing in connection with the Business Combination, or additional capital needed following the Business Combination to support Everli’s business or operations, may not be raised on favorable terms or at all; and (12) other risks and uncertainties included in documents filed or to be filed with the SEC by Melar and/or Everli.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above when available and other documents filed by Melar and Everli from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither Melar nor Everli presently knows, or that Melar and/or Everli currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this Current Report on Form 8-K. Past performance by Melar’s or Everli’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Melar’s or Everli’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Melar or Everli will, or may, generate going forward. Neither Melar nor Everli undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1+†	Agreement and Plan of Merger, dated as of July 30, 2025, by and among Melar Acquisition Corp. I, MAC I Merger Sub Inc., Everli Global Inc., Melar Acquisition Sponsor I LLC and Salvatore Palella.
10.1†	Voting Agreement, dated as of July 30, 2025, by and among Melar Acquisition Corp. I, Everli Global Inc. and Palella Holdings LLC.
10.2†	Lock-Up Agreement, dated as of July 30, 2025, by and among Melar Acquisition Corp. I, Melar Acquisition Sponsor I LLC and Palella Holdings LLC.
10.3†	Non-Competition and Non-Solicitation Agreement, dated as of July 30, 2025, by and among Melar Acquisition Corp. I, Everli Global Inc. and Palella Holdings LLC.
10.4†	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Melar will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.
†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELAR ACQUISITION CORP. I

By:	/s/ Gautam Ivatury
Name:	Gautam Ivatury
Title:	Chief Executive Officer

Dated: August 5, 2025